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                                   EXHIBIT 5.1

August 30, 2005

Alternative Construction Company, Inc.
1900 South Harbor City Blvd
Suite 315
Melbourne, FL 32901

Re:  Registration Statement on Form SB-2

Gentlemen:

We have acted as counsel to Alternative Construction Company, Inc., a Florida corporation (the "Company") in connection with the preparation of a registration statement of Form SB-2 (the "Registration Statement") to be field by the Company with the Securities and Exchange Commission on or about August 31, 2004 relating to the registration under the Securities Act of 1933, as amended (the ('1933 Act"), of 3,969,301 shares (the "Shares") of the Company's common stock, $0.0001 par value (the "Common Stock"), including 872,586 shares of our common stock issuable upon conversion of outstanding secured convertible debentures shares ("Debenture Shares") of our common stock that may be issued on account of any interest or anti-dilution adjustments relating to the debentures, 3,000,000 shares of our common stock issuable upon exercise of outstanding common stock purchase warrants ("the Warrant Shares") and 76,000 shares of our common stock held by certain of our shareholders ("the Common Stock").

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-B under the 1933 Act.

In connection with the rendering of this opinion, we have examined and are familiar with originals or copies, certified or otherwise identified to our satisfaction, of (i) the Registration Statement; (ii) the Articles of Incorporation and the Bylaws of the Company, as amended, each as currently in effect; (iii) certain resolutions adopted by the Board of Directors of the Company relating to the issuance of the Shares and Warrants, the preparation and filing of the Registration Statement and certain related matters; (iv) certain agreements, certificates of public officials, certificates of other officers or representatives of the Company or others; and (v) such other documents, certificates and records as we deemed necessary or appropriate as a basis for the opinion expressed herein.

In our examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such copies. As to any facts material to the opinions expressed herein which we have not independently established or verified, we have relied upon statements and representations of officers and other representatives of the Company and others.

We are attorneys licensed to practice in the State of New York and the opinions expressed herein are limited to the laws of the State of New York and the federal securities law of the United States.

Based upon and subject to the limitations, qualifications, exceptions and assumptions set forth herein, it is our opinion that:

        1. The Common Shares have been duly authorized and are validly issued, fully paid and nonassessable.

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        2.      The Warrant Shares have been duly authorized and, when issued against payment of the requisite exercise price under the respective Warrants, will be validly issued, fully paid and nonassessable.

        3. The Debenture Shares have been duly authorized and, when issued upon conversion of the debentures will be validly issued, fully paid and nonasessable.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. We also consent to the reference to our name under the caption "Legal Matters" in the prospectus filed as part of the Registration Statement.

This opinion is furnished to you in connection with the filing of the Registration Statement and, except as provided in the immediately preceding paragraph, is not to be used, circulated, quoted for any other purpose or otherwise referred to or relied upon by any other person without the express written permission of this firm

Very truly yours,

/s/ Law Offices of Thomas G. Amon